Exhibit 23.1

Crowe Horwath LLP Independent Member Crowe Horwath International 950 East Paces Ferry Road N.E., Suite 3315 Atlanta, Georgia 30326-1388 Tel 404.442.1600 Fax 404.442.1616 www.crowehorwath.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

 Board of Directors
 Southcoast Financial Corporation

We consent to the incorporation by reference into the Registration Statements on Form S-8 of  Southcoast Financial Corporation in connection with the Southcoast Financial Corporation 2010 Employee Stock Purchase Plan (Registration Statement No. 333-167828), the Southcoast Financial Corporation 2005 Employee Stock Purchase Plan (Registration Statement No. 333-128197), and the Southcoast Financial Corporation 1999 Stock Option Plan (Registration Statement No. 333-106154) of our report dated March 16, 2012 relating to the consolidated financial statements appearing in this Annual Report on Form 10-K of Southcoast Financial Corporation for the year ended December 31, 2011.

/s/ Crowe Horwath LLP

Atlanta, Georgia
March 16, 2012